Exhibit 10.36

GUARANTY

This GUARANTY OF LEASE (this “Guaranty”), is made and entered into as of the 22nd day of December, 2017 by and between Caesars Resort Collection, LLC, a Delaware limited liability company (“Guarantor”), and Claudine Propco LLC, a Delaware limited liability company (“Landlord”).

RECITALS

A. Landlord and Harrah’s Las Vegas LLC, a Nevada limited liability company (“Tenant”) have entered into that certain Lease dated of even date herewith (as may be amended, restated, supplemented, waived or otherwise modified from time to time, the “Lease”). All capitalized terms used and not otherwise defined herein shall have the same meanings given such terms in the Lease.

B. Guarantor is an affiliate of Tenant, will derive substantial benefits from the Lease and acknowledges and agrees that this Guaranty is given in accordance with the requirements of the Lease and that Landlord would not have been willing to enter into the Lease unless Guarantor was willing to execute and deliver this Guaranty.

AGREEMENTS

NOW, THEREFORE, in consideration of Landlord entering into the Lease with Tenant, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

(1) Guaranty. In consideration of the benefit derived or to be derived by it therefrom, as to the Lease, Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, the prompt, faithful and complete payment and performance in full in cash of all monetary obligations of Tenant under the Lease of any nature, including, without limitation, Rent, Additional Charges and all other sums payable by Tenant under the Lease (including, without limitation, during any Transition Period), all indemnification obligations, insurance obligations and all monetary obligations relating to the requirements to operate, rebuild, restore or replace any facilities or improvements now or hereafter located on the Leased Property covered by the Lease, including, without limitation, Tenant’s obligation to expend the Required Capital Expenditures in accordance with the Lease (collectively, the “Obligations”), in each case including (a) amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (as defined below) or similar laws and (b) any late charges and interest provided for under the Lease (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, whether or not a claim for such interest is allowed or allowable in such proceeding). In the event of the failure of Tenant to pay any of the Obligations when due or within any applicable cure period under the Lease, Guarantor shall forthwith pay all Obligations and pay all costs of collection or enforcement and other damages that may result from the non-performance thereof by Tenant, in each case to the full extent provided under the Lease. As to the Obligations, Guarantor’s liability under this Guaranty is without limit except as provided in

Section 12 hereof. Guarantor agrees that its guarantee provided herein constitutes a guarantee of payment when due and not of collection.

(2) Survival of Obligations. The obligations of Guarantor under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected and shall survive and continue in full force and effect notwithstanding:

a. any amendment, modification, or extension of the Lease pursuant to its terms;

b. any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of the Lease or any other guarantor;

c. any substitution or release, in whole or in part, of any security for this Guaranty which Landlord may hold at any time;

d. any exercise or non-exercise by Landlord of any right, power or remedy under or in respect of the Lease or any security held by Landlord with respect thereto, or any waiver of any such right, power or remedy;

e. any change in the existence, structure or ownership of, or any bankruptcy, insolvency, reorganization, arrangement, assignment for the benefit of creditors, receivership or trusteeship affecting, Tenant, Landlord or Guarantor or their respective successors or assigns or any of their respective Affiliates or any of their respective assets, or any actual or attempted rejection, assumption, assignment, separation, severance, or recharacterization of the Lease or any portion thereof, or any discharge of liability thereunder, in connection with any such proceeding or otherwise;

f. any limitation of Tenant’s liability under the Lease or any limitation of Tenant’s liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of the Lease or any term thereof;

g. subject to Section 13 hereof, any sale, lease, or transfer of all or any part of any interest in the Facility or any or all of the assets of Tenant to any other Person;

h. any act or omission by Landlord with respect to any security instrument or any failure to file, record or otherwise perfect the same;

i. any extensions of time for performance under the Lease;

j. the release of Tenant from performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

k. the fact that Tenant may or may not be personally liable, in whole or in part, under the terms of the Lease to pay any money judgment;

l. the failure to give Guarantor any notice of acceptance, default or otherwise;

m. any other guaranty now or hereafter executed by Guarantor or anyone else in connection with the Lease;

n. any rights, powers or privileges Landlord may now or hereafter have against any other Person;

o. except as provided in Section 13 below, any assignment of the Lease, or any subletting or subsubletting of, or any other occupancy arrangements in respect of, all or any part of the Facility;

p. any other defenses, other than a defense of payment or performance in full, as the case may be, of the Obligations;

q. the existence of any claim, setoff, counterclaim, defense or other rights that may be at any time be available to, or asserted by, Guarantor or Tenant against Landlord, whether in connection with the Lease, the Obligations or otherwise, except to the extent of any such rights expressly provided to Tenant under the Lease;

r. any law or statute that may operate to cap, limit, or otherwise restrict the claims of a lessor of real property, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code;

s. the invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations (including the Lease) for any reason whatsoever;

t. the unenforceability (for any reason whatsoever) of this Guaranty, including, without limitation, as a result of rejection in any bankruptcy, insolvency, dissolution or other proceeding; or

u. any other circumstances, whether or not Guarantor had notice or knowledge thereof.

(3) Primary Liability. The liability of Guarantor with respect to the Obligations shall be an absolute, direct, immediate, continuing and unconditional guaranty of payment and performance and not of collection, may not be revoked by Guarantor and shall continue to be effective with respect to all of the Obligations notwithstanding any attempted revocation by Guarantor and shall not be conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or any other documents or instruments relating to the Obligations, including any Person’s lack of authority or lawful right to enter into such document on such Person’s behalf, or the pursuit by Landlord of any remedies Landlord may have. Without limitation of the foregoing, Landlord may proceed against Guarantor: (a) prior to or in lieu of proceeding against Tenant, its assets, any security deposit, or any other guarantor; and (b) prior to or in lieu of pursuing any other rights or remedies available to Landlord. All rights and remedies afforded to Landlord by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.

In the event of any default under the Lease, a separate action or actions may be brought and prosecuted against Guarantor whether or not Tenant is joined therein or a separate action or actions are brought against Tenant. Landlord may maintain successive actions for other defaults. Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and Obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.

(4) Obligations Not Affected. In such manner, upon such terms and at such times as Landlord in its sole discretion deems necessary or expedient, and without notice to Guarantor, Landlord may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any Obligation hereby guaranteed; (b) extend, amend or terminate the Lease; or (c) release Tenant by consent to any assignment (or otherwise) as to all or any portion of the Obligations hereby guaranteed, in each case pursuant to the terms of the Lease. Any exercise or non-exercise by Landlord of any right hereby given Landlord, dealing by Landlord with Guarantor or any other guarantor, Tenant or any other Person, or change, impairment, release or suspension of any right or remedy of Landlord against any Person including Tenant and any other guarantor will not affect any of the Obligations of Guarantor hereunder or give Guarantor any recourse or offset against Landlord.

(5) Waiver. With respect to the Lease, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:

a. any right to require Landlord to proceed against Tenant or any other Person or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord’s power before proceeding against Guarantor or to require that Landlord cause a marshaling of Tenant’s assets or the assets, if any, given as collateral for this Guaranty or to proceed against Tenant and/or any collateral, including collateral, if any, given to secure Guarantor’s obligation under this Guaranty, held by Landlord at any time or in any particular order;

b. any defense that may arise by reason of the incapacity or lack of authority of any other Person;

c. notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Tenant, Landlord, any creditor of Tenant or Guarantor or on the part of any other Person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Landlord or in connection with any obligation hereby guaranteed;

d. any defense based upon an election of remedies by Landlord which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Tenant for reimbursement, or both;

e. any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

f. any duty on the part of Landlord to disclose to Guarantor any facts Landlord may now or hereafter know about Tenant, regardless of whether Landlord has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Tenant and of all circumstances bearing on the risk of non-payment or non-performance of any Obligations or indebtedness hereby guaranteed;

g. any defense arising because of Landlord’s election, in any proceeding instituted under the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, reformed or modified from time to time and any rules or regulations issued from time to time thereunder (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code;

h. any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code; and

i. all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

(6) Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of Tenant, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Guarantor assumes and incurs hereunder and agrees that Landlord will not have any duty to advise Guarantor of information regarding such circumstances or risks.

(7) No Subrogation. Until all Obligations of Tenant under the Lease have been satisfied and discharged in full, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant or any of Tenant’s assets (including any such remedy of Landlord) and any benefit of, and any right to participate in, any security now or hereafter held by Landlord with respect to the Lease.

(8) Agreement to Comply with terms of Lease. Guarantor hereby agrees (a) to comply with all terms of the Lease applicable to it hereunder in respect of the Obligations, (b) that it shall take no action, and that it shall not omit to take any action, which action or omission, as applicable, would cause a breach of the terms of the Lease and (c) that it shall not commence an involuntary proceeding or file an involuntary petition in any court of competent jurisdiction seeking (i) relief in respect of Tenant or any of its Subsidiaries, or of a substantial part of the property or assets of Tenant or any of its Subsidiaries, under the Bankruptcy Code, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tenant or any of its Subsidiaries or for a substantial part of the property or assets of Tenant or any of its Subsidiaries.

(9) Agreement to Pay; Contribution; Subordination; Claims in Bankruptcy. Without limitation of any other right of Landlord at law or in equity, upon the failure of Tenant to pay any Obligation when and as the same shall become due, Guarantor hereby promises to and will forthwith pay, or cause to be paid, to Landlord in cash the amount of such unpaid Obligation. Upon payment by Guarantor of any sums to Landlord as provided above, all rights of Guarantor against Tenant arising as a result thereof by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be subject to the limitations set forth in this Section 9. If for any reason whatsoever Tenant now or hereafter becomes indebted to Guarantor or any Affiliate of Guarantor, such indebtedness and all interest thereon shall at all times be subordinate to Tenant’s obligation to Landlord to pay as and when due in accordance with the terms of the Lease the guaranteed Obligations, it being understood that Guarantor and each Affiliate of Guarantor shall be permitted to receive payments from Tenant on account of such obligations except during the continuance of a Tenant Event of Default under the Lease relating to failure to pay amounts due under the Lease. During any time in which a Tenant Event of Default relating to failure to pay amounts due under the Lease has occurred and is continuing under the Lease (and provided that Guarantor has received written notice thereof), Guarantor agrees to make no claim for such indebtedness that does not recite that such claim is expressly subordinate to Landlord’s rights and remedies under the Lease. Furthermore, in the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Tenant as debtor, Guarantor hereby assigns to Landlord any right it may have to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable to Guarantor with respect to debts and liabilities owing by Tenant to Guarantor up to the amounts owed to Landlord hereunder.

(10) Application of Payments. With respect to the Lease, and with or without notice to Guarantor, Landlord, in Landlord’s sole discretion and at any time and from time to time and in such manner and upon such terms as Landlord deems appropriate, may (a) apply any or all payments or recoveries following the occurrence and during the continuance of a Tenant Event of Default from Tenant or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Landlord may determine, to any indebtedness or other obligation of Tenant with respect to the Lease and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured, and (b) refund to Tenant any payment received by Landlord under the Lease.

(11) Guaranty Default. Upon the failure of Guarantor to pay the amounts required to be paid hereunder when due following the occurrence and during the continuance of a Tenant Event of Default under the Lease, Landlord shall have the right to bring such actions at law or inequity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its reasonable attorneys’ fees in any proceeding, including any appeal therefrom and any post judgment proceedings.

(12) Maximum Liability. Guarantor and, by its acceptance of the guarantees provided herein, Landlord, hereby confirms that it is the intention of all such Persons that the guarantees provided herein and the obligations of Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guarantees provided herein and the obligations of Guarantor hereunder. To effectuate the foregoing intention, Landlord hereby irrevocably agrees that the obligations of Guarantor under this Guaranty shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance.

(13) Release. Guarantor shall automatically be released from its obligations hereunder (other than with respect to the Guaranty Termination Obligations (as defined below)) (the date upon which a release as described in this Section 13 occurs is referred to in this Guaranty as the “Guaranty Release Date”) upon the occurrence of any one of the following: (i) upon the consummation of a Lease Foreclosure Transaction in compliance in all respects with Section 22.2(ii) of the Lease, including, without limitation, satisfaction of the requirements contained in clauses (1) through (4) of said Section 22.2(ii), including, without limitation, satisfaction of the Tenant Transferee Requirement and delivery of the replacement Guaranty as and to the extent provided therein, (ii) upon the consummation of a transaction as described in and in compliance in all respects with Section 22.2(vii) of the Lease, and, without limitation, delivery of an assumption of this Guaranty by the applicable transferee as described in such clause (vii) in a form reasonably satisfactory to Landlord, and (iii) upon the consummation of a transaction as described in and in compliance in all respects with Section 22.2(viii) of the Lease. “Guaranty Termination Obligations” means, collectively, the aggregate amount of any outstanding Obligations that are due and payable as of the Guaranty Release Date.

(14) Representations and Warranties. Guarantor represents and warrants that as of the date hereof:

a. As of the date of this Agreement Guarantor (i) is a limited liability company duly formed, validly existing, and in good standing under the laws of the state of Delaware; (ii) is duly qualified to do business and is in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification; and (iii) is in compliance with all Legal Requirements except, in the case of clauses (ii) and (iii), where the failure to do so would not reasonably be expected to have a materially adverse effect on Guarantor’s ability to pay the Obligations or perform its other obligations in accordance with the terms hereof.

b. The execution, delivery, and performance of this Guaranty (i) are within Guarantor’s limited liability company powers, (ii) have been duly authorized by all necessary or proper limited liability company action, (iii) are not in contravention of any provision of Guarantor’s certificate of formation or other governing instruments, (iv) will not violate any law or regulations, or any order or decree of any court or governmental instrumentality except for any such violation that would not reasonably be expected to have a material adverse effect on Guarantor’s ability to pay the Obligations or perform its other obligations in accordance with the terms hereof, (v) will not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease, agreement, or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound , except as would not reasonably be expected to have an adverse effect on Guarantor’s ability to perform its obligations hereunder, and (vi) do not require the consent or approval of any governmental body, agency, authority, or any other person except those already obtained, except as would not reasonably be expected to have an adverse effect on Lease Guarantor’s ability to perform its obligations hereunder. This Lease Guaranty is duly executed and delivered on behalf of Lease Guarantor and constitutes a legal, valid, and binding obligation of Lease Guarantor, enforceable against Lease Guarantor in accordance with its terms (subject to any applicable principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights).

c. Guarantor owns, directly or indirectly, one hundred percent (100%) of the membership interests in Tenant and by entering into the Lease, Landlord will be conferring a direct and substantial economic benefit on Guarantor.

(15) [Reserved].

(16) Notices. Any notice, request, demand, consent, approval or other communication required or permitted to be given by either party hereunder to the other party shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service, by email transmission or by an overnight express service to the following address:

To Guarantor:	Caesars Resort Collection, LLC
One Caesars Palace Drive
Las Vegas, NV 89109
Attention: General Counsel
Email: corplaw@caesars.com

To Landlord:	Claudine Propco LLC
8329 West Sunset Road, Suite 210
Las Vegas, NV 89113
Attention: General Counsel
Email: corplaw@viciproperties.com

or to such other address as either party hereto may hereafter designate. Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery. If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted. Notice sent by email shall be deemed given only upon an independent, non-automated confirmation from the recipient acknowledging receipt.

(17) Licensing Event. If there shall occur a Licensing Event with respect to either party hereto, then such party shall notify the other party, as promptly as practicable after becoming aware of such Licensing Event (but in no event later than twenty (20) days after becoming aware of such Licensing Event). In such event, the notifying party shall and shall cause any applicable Affiliates to use commercially reasonable efforts to resolve such Licensing Event within the time period required by the applicable Gaming Authorities by submitting to investigation by the relevant Gaming Authorities and cooperating with any reasonable requests made by such Gaming Authorities (including filing requested forms and delivering information to the Gaming Authorities). If the notifying party cannot otherwise resolve the Licensing Event within the time period required by the applicable Gaming Authorities and any aspect of such Licensing Event is attributable to any Person(s) other than the notifying party, then the notifying party shall disassociate with the applicable Persons to resolve the Licensing Event.

(18) Miscellaneous.

a. No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Landlord and Guarantor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided. No term, condition or provision of this Guaranty may be amended or modified with respect to Guarantor except by an express written instrument to that effect signed by Landlord.

b. If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

c. THIS GUARANTY WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. ACCORDINGLY, IN ALL RESPECTS THIS GUARANTY (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES

OF AMERICA, ALL CLAIMS, DEMANDS, CONTROVERSIES, DISPUTES, ACTIONS OR CAUSES OF ACTION OF ANY NATURE OR CHARACTER ARISING OUT OF OR IN CONNECTION WITH, OR RELATED TO, THIS GUARANTY, WHETHER LEGAL OR EQUITABLE, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, SHALL BE RESOLVED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THERETO, OR IF FEDERAL JURISDICTION IS LACKING, THEN IN NEW YORK STATE SUPREME COURT, NEW YORK COUNTY (COMMERCIAL DIVISION) AND ANY APPELLATE COURTS THERETO. THE PARTIES AGREE THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OF NEW YORK. THIS PROVISION SHALL SURVIVE AND BE BINDING UPON THE PARTIES AFTER THE LEASE IS NO LONGER IN EFFECT

d. EACH OF GUARANTOR AND LANDLORD ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF NEW YORK AND THE OTHER STATES IN WHICH THE FACILITY IS LOCATED. EACH OF GUARANTOR AND LANDLORD HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS GUARANTY (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND GUARANTOR WITH RESPECT TO THIS LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH; OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF GUARANTOR AND LANDLORD HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY..

e. In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party’s reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such judgment or award such party’s reasonable costs and expenses as provided in this Section 18(e).

f. Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Lease; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Landlord, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

g. Except as provided in any other written agreement now or at any time hereafter in force between Landlord and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Landlord with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Landlord or Guarantor unless expressed herein.

h. All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord and to the benefit of Landlord’s successors and assigns.

i. Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in this Guaranty are for convenience and reference only, and shall not affect the construction thereof.

j. This Guaranty may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

k. All words in this Guaranty shall be deemed to include any number or gender as the context or sense of this Guaranty requires. The words “will,” “shall,” and “must” in this Agreement indicate a mandatory obligation. The use of the words “include,” “includes,” and “including” followed by one (1) or more examples is intended to be illustrative and is not a limitation on the scope of the description or term for which the examples are provided. The words “day” and “days” refer to calendar days unless otherwise stated. The words “hereof”, “hereto” and “herein” refer to this Guaranty, and are not limited to the section, paragraph or clause in which such words are used.

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IN WITNESS WHEREOF, this Guaranty has been executed by Guarantor and Landlord as of the date first written above.

GUARANTOR: CAESARS RESORT COLLECTION, LLC, a Delaware limited liability company

By:	/s/ Eric Hession
Name: Eric Hession
Title: Chief Financial Officer and Treasurer

[Signatures continue on following page]

Signature page to Harrah’s – Net Lease Guaranty

LANDLORD: Claudine Propco LLC, a Delaware limited liability company

By:	/s/ John Payne
Name:	John Payne
Title:	President

Signature page to Harrah’s – Net Lease Guaranty